UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2009

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32353	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01        Entry into a Material Definitive Agreement.

On December 4, 2009, ZIOPHARM Oncology, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) in which JMP Securities LLC and Rodman & Renshaw, LLC agreed to serve as co-lead managers (together, the “Underwriters”) in connection with a public offering and sale by the Company of 15,484,000 units (each a “Unit,” and collectively, the “Units”) at a price to the public of $3.10 per unit. Each Unit sold in the Offering will consist of one share of the Company’s common stock (the “Common Stock”) and a warrant to purchase .50 of a share of Common Stock at a price of $4.02 per share (the “Investor Warrants”). The shares of common stock and warrants will be immediately separable and will be issued separately.  The Investor Warrants will be exercisable at any time after the date of issuance and will expire on the fifth anniversary of issuance.

In addition, under the terms of the Underwriting Agreement, we have agreed to issue additional warrants to purchase up to 464,520 shares of Common Stock to the Underwriters as underwriting compensation (the “Underwriters’ Warrants”).  The Underwriters’ Warrants will be exercisable, through either a cash or cashless feature, commencing six months after the date of issuance and will expire on the fifth anniversary of issuance. The Underwriters’ Warrants and underlying shares of common stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants by any person for a period of 180 days from issuance of the Underwriters’ Warrants on the closing date of the offering in accordance with Financial Industry Regulatory Authority (“FINRA’) Rule 5110.

The closing of the offering is expected to take place on or about December 9, 2009, subject to the satisfaction of customary closing conditions.  Gross proceeds from the sale of Units to be sold pursuant to the Underwriting Agreement will be $48.0 million, before deducting the Underwriters’ fees and estimated offering expenses. The net offering proceeds to the Company, after deducting the Underwriter’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $45.2 million.

A copy of the Underwriting Agreement, the form of Investor Warrant and form of Underwriters’ Warrant are attached hereto as Exhibits 1.1, 4.1 and 4.2 respectively, and each is incorporated herein by reference.

The offering of Units and Underwriters’ Warrants is being made pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statements on Form S-3 (File No. 333-161453 and 333-163517).  A copy of the opinion of Maslon Edelman Borman & Brand, LLP relating to the legality of the issuance and sale of the securities being offered is attached as Exhibit 5.1 hereto.

The foregoing descriptions of the Underwriting Agreement, the form of Investor Warrant and the form of Underwriter Warrant do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto, which are incorporated herein by reference. The benefits of the representations and warranties set forth in such documents are not intended only and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	1.1	Underwriting Agreement dated December 4, 2009 between ZIOPHARM Oncology, Inc. and JMP Securities LLC, as representative of the several underwriters named thererin

	4.1	Form of investor common stock purchase warrant (included as Exhibit E to the Underwriting Agreement filed as Exhibit 1.1 to this Form 8-K)

	4.2	Form of common stock purchase warrant issued to underwriters

	5.1	Opinion of Maslon Edelman Borman & Brand, LLP

	23.1	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1)

	99.1	Press Release, dated December 3, 2009

	99.2	Press Release, dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: December 8, 2009		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated December 4, 2009 between ZIOPHARM Oncology, Inc. and JMP Securities LLC, as representative of the several underwriters named thererin

4.2	Form of common stock purchase warrant issued to underwriters

5.1	Opinion of Maslon Edelman Borman & Brand, LLP

99.1	Press Release, dated December 3, 2009

99.2	Press Release, dated December 4, 2009